Exhibit 99.5

EWSB-SOF (over) PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE X $10.00 = $ Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000). See Stock Order Form Instructions for more information regarding maximum number of shares. (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the East Wisconsin Savings Bank deposit account(s) listed below. Funds for withdrawal must be in the listed account(s) when this form is received. IRAs and checking accounts may NOT be listed for withdrawal below. For Internal Use Only Account Number Amount(s) $ $ Total Withdrawal Amount $ ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (3) METHOD OF PAYMENT – CASH, CHECK OR MONEY ORDER Enclosed is cash, or a personal check, bank check or money order made payable to EWSB Bancorp, Inc. in the amount of: $ Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. East Wisconsin Savings Bank line of credit checks may not be remitted as payment. (5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9: a. Depositors of East Wisconsin Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2022. b. Depositors of East Wisconsin Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2024. c. Depositors of East Wisconsin Savings Bank at the close of business on April 30, 2024. Community Offering. If (a), (b) and (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order: d. You are a resident of Outagamie, Calumet or Winnebago County, Wisconsin. e. You are placing an order in the Community Offering but (d) above does not apply. ACCOUNT INFORMATION – SUBSCRIPTION OFFERING If you checked box (a), (b), or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: Name(s) on Account Account Number NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (6) MANAGEMENT Check if you are an EWSB Bancorp, Inc. or East Wisconsin Savings Bank: Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form) Name(s) listed in Section 9 on other Stock Order Forms Shares Name(s) listed in Section 9 on other Stock Order Forms Shares (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the names of others for joint stock registration unless they are also named on your qualifing deposit accounts. See Stock Order Form Instructions for further guidance. Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor’s) IRA Joint Tenants Corporation Partnership Trust – Under Agreement Dated___________ Other ___________ FOR TRUSTEE/BROKER USE ONLY: (SSN of Beneficial Owner) ________-_______ - ________ First Name, Middle Initial, Last Name Reporting SSN/Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone # City State Zip County (Important) Evening Phone # (10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand this form, properly completed, together with full payment, must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD], otherwise this form and all subscription rights will be void. (continued on reverse side) ORDER NOT VALID UNLESS SIGNED ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date Signature (title, if applicable) Date ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. Subscription rights will become void after the deadline. If you are interested in purchasing shares of EWSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to the Bank’s main office located at 109 Second Street, Kaukauna, Wisconsin; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. Faxes or copies of this form may not be accepted. For Internal Use Only BATCH #_____________ ORDER #____________ PRIORITY #_____________ REC’D__________________________________ C _______________________ STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Performance Trust Capital Partners, LLC EWSB Bancorp, Inc. Stock Center 500 W. Madison St., Suite 450 Chicago, Illinois 60661 [TBD] Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.daForm.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: ewsb_bancorp_inc_4c_logo.eps Master: none

EWSB-SOF See Front of Stock Order Form (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization other than Wisconsin Mutual Bancorp, MHC East Wisconsin Savings Bank or EWSB Bancorp, Inc. or a majority- owned subsidiary of these entities, of which the person is an officer, partner or 10% or greater beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding and employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (3) any blood or marriage relative of the person who either resides with the person or who is a director or officer of East Wisconsin Savings Bank Wisconsin Mutual Bancorp, MHC or EWSB Bancorp, Inc. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address at any of the Subscription Offering eligibility dates generally will be assumed to be associates of, and acting in concert with, each other. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by EWSB Bancorp, Inc., this Stock Order Form may not be modified or canceled without EWSB Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation $300,000 in all categories of the offering combined, for any person or entity together with any associate or group of persons acting in concert, as set forth in the plan of conversion and reorganization and the Prospectus dated [TBD]. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY EAST WISCONSIN SAVINGS BANK, EWSB BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the board of governors of the Federal Reserve. I further certify that, before subscribing for shares of the common stock of EWSB Bancorp, Inc., I received the Prospectus dated [TBD], and I acknowledge the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by EWSB Bancorp, Inc. in the “Risk Factors” section, beginning on page [TBD]. Risks include, but are not limited to the following: Risks Related to our Lending Activities 1. Our results of operations are significantly impacted by our one- to four-family residential lending. 2. Our emphasis on one- to four-family residential mortgage lending exposes us to credit risks. 3. If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease. 4. The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy. 5. Our business may be adversely affected by the credit risk associated with “jumbo” real estate loans. Risks Related to Market Interest Rates 6. Our securities portfolio impairment in difficult market conditions could have adverse effects on our results of operations. 7. Future changes in interest rates could reduce our profits and asset values. 8. Inflationary pressures and rising prices may affect our results of operations and financial condition. Risks Related to Our Business Strategy and Operational Matters 9. The Bank has entered into a confidential memorandum of understanding (the “MOU”) with the Department and the FDIC. Pursuant to the MOU, we have agreed to certain restrictions on our operations and certain requirements, and the failure to implement the corrective measures identified in the MOU or comply with its terms could result in additional regulatory or enforcement actions by the FDIC and/or the Department. Restrictions on our operations and expenses associated with the MOU may also have adverse effects on our operations and financial condition. 10. As a Wisconsin-chartered savings bank, we are subject to a 6% net worth ratio requirement. If our net worth ratio continues to be less than 6%, we may be subject to restrictions on our operations imposed by the Department. 11. We have experienced net losses in recent periods, and we may not return to sustained profitability in the future. 12. The Company may not be able to realize the value of its deferred tax assets. 13. We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches. 14. We outsource critical operations to third-party service providers. 15. While our Board of Directors takes an active role in cybersecurity risk tolerance, we rely to a large degree on management and outside consultants in overseeing cybersecurity risk management. 16. Our business may be adversely affected by an increasing prevalence of fraud and other financial crimes. 17. We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services. 18. We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance. Risks Related to Our Funding 19. If we are unable to maintain our balance of deposits, we may have to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability. 20. Recently we have relied on certificates of deposit, which has significantly increased our cost of funds and could continue to do so in the future. 21. Our funding sources may prove insufficient to replace deposits at maturity and support our future operations. Risks Related to Laws and Regulations 22. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations. 23. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 24. Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations. 25. We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. Risks Related to Competitive Matters 26. Strong competition within our market areas may limit our profitability. 27. Our size makes it more difficult for us to compete. Risks Related to Accounting Matters 28. Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results. 29. Changes in accounting standards could affect reported earnings. Other Risks Related to Our Business 30. Our future net income will be dependent in part on secondary market revenues, which are highly dependent on macroeconomic factors and United States real estate market, mortgage market and financial market conditions. 31. Legal and regulatory proceedings could adversely affect us. Risks Related to the Stock Offering 32. The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering. 33. There will be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 34. A significant percentage of our common stock will be held by our directors and executive officers and benefit plans. 35. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance. 36. The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses. 37. Our stock-based benefit plan will increase our expenses and reduce our income. 38. The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans. 39. We have not determined when we will adopt a new stock-based benefit plan. A stock-based benefit plan adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs. 40. Our stock value may be negatively affected by applicable regulations that restrict stock repurchases. 41. Various factors may make takeover attempts more difficult to achieve. 42. Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees. 43. You may not revoke your decision to purchase the Company common stock in the subscription offering or in any community offering after you send us your order. 44. The distribution of subscription rights could have adverse income tax consequences. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. STOCK ORDER FORM – SIDE 2 Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.daForm.indd | 19‑Apr‑24 22:53 Sequence: 2 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none

EWSB-SOI (over) EWSB BANCORP, INC. STOCK INFORMATION CENTER: [TBD] STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals on a single qualifying account held jointly is 15,000 shares ($150,000). Further, no person or entity together with any associate or group of persons acting in concert may purchase more than 30,000 shares ($300,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Cash, Check or Money Order. Payment may be made by including with this form cash or a personal check, bank check or money order made payable directly to EWSB Bancorp, Inc. Checks and money orders will be deposited upon receipt. The funds remitted by personal check must be available when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at [TBD]% per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash by mail, an East Wisconsin Savings Bank line of credit check, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a withdrawal from your East Wisconsin Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an East Wisconsin Savings Bank certificate of deposit (CD) account. Note that you may not list accounts with check-writing privileges; rather, submit a check. You may not designate withdrawal from an East Wisconsin Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at East Wisconsin Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – but in no event later than two weeks before the [TBD] offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription Offering and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b), and (c) refer to the Subscription Offering. If you checked box (a), (b), or (c), list all East Wisconsin Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription Offering and any Community Offering. Section (6) – Management. Check the box if you are an East Wisconsin Savings Bank or EWSB Bancorp, Inc. director, officer or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the director or officer. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of others for joint stock registration unless they are also named on your qualifying deposit accounts. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”) or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 120180 | 24‑6407‑1.dcInst.indd | 19‑Apr‑24 18:14 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none

EWSB-SOI EWSB BANCORP, INC. STOCK INFORMATION CENTER: [TBD] STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Designating Beneficiaries. Multiple beneficiaries may not be named on stock registrations. However, you may specify a single person as a Transfer on Death (“TOD”) recipient. To designate such a person, include the person’s full name preceded by TOD, for example, “TOD John A Smith”. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at East Wisconsin Savings Bank at the close of business on December 31, 2022, March 31, 2024, or April 30, 2024. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at East Wisconsin Savings Bank at the close of business on December 31, 2022, March 31, 2024, or April 30, 2024. Joint Tenants – May be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at East Wisconsin Savings Bank at the close of business on December 31, 2022, March 31, 2024, or April 30, 2024. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Wisconsin Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at East Wisconsin Savings Bank at the close of business on December 31, 2022, March 31, 2024, or April 30, 2024. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at East Wisconsin Savings Bank at the close of business on December 31, 2022, March 31, 2024, or April 30, 2024. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at East Wisconsin Savings Bank at the close of business on December 31, 2022, March 31, 2024, or April 30, 2024. Also provide the SSN of the beneficial owner of the IRA where indicated. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 3:00 p.m., Central Time, [TBD]. If you are interested in ordering shares of EWSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to the Bank’s main office located at 109 West Second Street, Kaukauna, Wisconsin; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at [TBD] from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 120180 | 24‑6407‑1.deInst.indd | 19‑Apr‑24 18:20 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none